UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of The Securities Exchange Act of 1934

May 22, 2018
Date of Report
(Date of Earliest Event Reported)

RAVEN INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

South Dakota	001-07982	46-0246171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 East 6th Street, P.O. Box 5107, Sioux Falls, SD 57117-5107
(Address of principal executive offices)

(605) 336-2750
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders at the 2018 Annual Meeting held on May 22, 2018:

		Votes For	Votes Against/Withheld	Broker Non-Votes
1.	Election of Directors

	Jason M. Andringa	26,518,201.000	1,868,661.000	5,332,506.000
	David L. Chicoine	28,003,859.000	383,003.000	5,332,506.000
	Thomas S. Everist	27,518,919.000	867,943.000	5,332,506.000
	Kevin T. Kirby	27,783,176.000	603,686.000	5,332,506.000
	Marc E. LeBaron	28,000,070.000	386,792.000	5,332,506.000
	Richard W. Parod	28,153,515.000	233,347.000	5,332,506.000
	Daniel A. Rykhus	27,985,124.000	401,738.000	5,332,506.000

		Votes For	Votes Against/Withheld	Abstentions	Broker Non-Votes
2.	To approve, in a non-binding advisory vote, the compensation of our executive officers disclosed in the Proxy Statement.	26,953,427.000	1,151,146.000	282,289.000	5,332,506.000

		Votes For	Votes Against/Withheld	Abstentions
3.	Ratification of the appointment of Deloitte & Touche, LLP as the Independent Registered Public Accounting Firm for the Company's fiscal year ending January 31, 2019.	33,186,970.000	95,083.000	437,315.000

Based upon the submission of proxies and ballots by the required votes all directors/nominees have been elected, the non-binding advisory vote on executive compensation has been approved and Deloitte & Touche, LLP has been ratified as the company’s Independent Registered Public Accounting firm for fiscal year 2019.

Each proposal was approved by the Company’s stockholders by the required vote.

Item 9.01. Financial Statements and Exhibits

Exhibit        Description

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAVEN INDUSTRIES, INC.
/s/ Lee A. Magnuson
Vice President & General Counsel, Secretary

Date: May 23, 2018